Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC.

REPORTS FOURTH QUARTER AND YEAR-END RESULTS

────────

Reports Pre-Tax Earnings Growth for Year; Net Loss from Tax Reform

BIRMINGHAM, AL (January 30, 2018) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) today reported a net loss of $1.9 million, or $(0.29) per diluted share, for the quarter ended December 31, 2017, primarily due to a one-time, non-cash charge of $2.5 million that resulted from the adjustment of deferred tax assets upon the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Reform”). For the year ended December 31, 2017, the Company reported a net loss of $0.4 million, or $(0.06) per diluted share, compared to net income of $1.2 million, or $0.19 per diluted share, for the year ended December 31, 2016. Absent the impact of the one-time, non-cash charge associated with Tax Reform, the Company’s net income was $0.6 million and $2.1 million for the quarter and year ended December 31, 2017, respectively. Additional information on the impact of Tax Reform on the Company’s 2017 earnings is included in the Appendix to this release.

2017 Financial Highlights

●	Pre-tax Earnings Growth – Income before income taxes totaled $2.6 million for the year ended December 31, 2017, compared to $1.4 million for the year ended December 31, 2016, an increase of 88.4%.

●

Interest Income Growth – Interest and fees on loans increased by $1.1 million during the year ended December 31, 2017 compared to the year ended December 31, 2016. The increase resulted from increased average loan volume and was partially offset by a decrease of $0.1 million in interest on investment securities as proceeds from the scheduled maturity of investments were redeployed into the loan portfolio.

●

Loan Growth – Net loans increased $23.3 million, or 7.2%, during the year ended December 31, 2017. Loan growth in the Company’s banking subsidiary, First US Bank (the “Bank”), totaled $17.4 million during the year ended December 31, 2017, while the Company’s finance company subsidiary, Acceptance Loan Company, Inc. (“ALC”), grew its loan portfolio by $5.9 million. During the fourth quarter of 2017, total growth in net loans was $8.1 million, or 9.6% on an annualized basis. Growth in net loans at the Bank totaled $6.0 million, while ALC’s growth totaled $2.1 million during the quarter.

●

Asset Quality Improvement – Non-performing assets, including loans in non-accrual status and other real estate owned (OREO), decreased to $6.0 million, or 0.96% of total assets, as of December 31, 2017, compared to $7.3 million, or 1.20% of total assets, as of December 31, 2016.

“We saw substantial improvement in core earnings during 2017, as total interest income increased by nearly $1.0 million compared to 2016,” stated James F. House, President and Chief Executive Officer of the Company. “The growth in interest income is driving improved earnings and is indicative of the solid loan growth that we have experienced over the past two years. In addition, we are excited that we accomplished the move of our headquarters to Birmingham in 2017. We believe that our new headquarters location provides a solid platform from which we can grow,” continued Mr. House.

Results of Operations

●

Pre-provision net interest income totaled $7.3 million for the fourth quarter of 2017, compared to $7.1 million for the fourth quarter of 2016. For the year ended December 31, 2017, pre-provision net interest income totaled $28.4 million, compared to $27.9 million for the year ended December 31, 2016. The increase in net interest income resulted from loan growth. Average loans totaled $331.7 million and $293.0 million during the years ended December 31, 2017 and 2016, respectively. Net yield on interest-earning assets was 5.08% for the year ended December 31, 2017, compared to 5.16% for the year ended December 31, 2016.

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

●

The provision for loan losses was $0.5 million for the fourth quarter of 2017, compared to $1.8 million for the fourth quarter of 2016. For the year ended December 31, 2017, the provision for loan losses totaled $2.0 million, compared to $3.2 million for the year ended December 31, 2016. The decrease during both periods resulted from provision expense recorded for the Bank during the fourth quarter of 2016. The Company’s allowance for loan losses as a percentage of loans was 1.36% as of December 31, 2017, compared to 1.48% as of December 31, 2016.

●

Non-interest income totaled $1.3 million for the fourth quarter of 2017, compared to $1.2 million for the fourth quarter of 2016. For the year ended December 31, 2017, non-interest income totaled $4.7 million, compared to $5.2 million for the year ended December 31, 2016. The decrease in non-interest income for the year ended December 31, 2017 resulted primarily from reductions in gains on the sale and prepayment of investment securities at the Bank, as well as reductions in other ancillary revenues at ALC.

●

Non-interest expense totaled $7.4 million for the fourth quarter of 2017, compared to $6.8 million for the fourth quarter of 2016. For the years ended December 31, 2017 and 2016, non-interest expense totaled $28.4 million and $28.5 million, respectively. The decrease in non-interest expense for the year ended December 31, 2017 resulted primarily from reductions in regulatory assessments, insurance expense and impairment charges associated with closed branches. These reductions were offset in part by increases in salaries and benefits expense and occupancy and equipment expense.

Balance Sheet Management

●

Net loans totaled $346.1 million as of December 31, 2017, compared to $322.8 million as of December 31, 2016. The increase in net loans included increases of $17.4 million and $5.9 million at the Bank and ALC, respectively. The growth in loan volume was funded primarily through cash flows generated from the scheduled maturity of investment securities. Investment securities totaled $180.2 million as of December 31, 2017, compared to $207.8 million as of December 31, 2016. Investment securities serve to both enhance interest income and provide an additional source of liquidity available to fund loan growth and capital expenditures. Management has structured the investment portfolio to provide cash flows through interest earned and the maturity or payoff of securities in the portfolio on a monthly basis. In the current environment, the Company expects cash flows from the investment portfolio to continue to serve as a significant source of liquidity available for the funding of future loan growth.

●

Premises and equipment increased by $8.1 million during the year ended December 31, 2017 due to capital expenditures associated with the construction of an office complex in Birmingham, Alabama. Initial construction of the office complex was completed during the third quarter of 2017, and the complex houses a new retail branch of the Bank that became operational during the same period. At the end of the third quarter of 2017, the Company and the Bank relocated their headquarters to the complex.

●

Liabilities increased to $549.4 million as of December 31, 2017, compared to $530.7 million as of December 31, 2016. The increase resulted from an increase in deposits of $19.5 million. Deposits generated through the Bank’s branch system are considered the Company’s primary funding source to meet short- and long-term liquidity needs. Deposit levels fluctuate throughout the year based on seasonality, as well as specific circumstances impacting deposit customers. In addition to deposits, significant external sources of liquidity are available to the Bank, including access to funding through federal funds lines, Federal Home Loan Bank advances and brokered deposits.

●

Shareholders’ equity was $76.2 million, or $12.53 per outstanding common share, as of December 31, 2017. Shareholders’ equity was $76.2 million, or $12.62 per outstanding common share, as of December 31, 2016.

●

The Company declared a cash dividend of $0.02 per share on its common stock in the fourth quarter of 2017. This amount is consistent with the Company’s quarterly dividend declarations for the first three quarters of 2017 and each quarter of 2016.

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

●

During the fourth quarter, the Bank continued to maintain capital ratios at higher levels than the ratios required to be considered a “well-capitalized” institution under applicable banking regulations. As of December 31, 2017, the Bank’s common equity Tier 1 capital and Tier 1 risk-based capital ratios were each 18.41%. Its total capital ratio was 19.60%, and its Tier 1 leverage ratio was 11.89%.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential and expansion, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Bank’s and ALC’s service areas, market conditions and investment returns, the availability of quality loans in the Bank’s and ALC’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – LINKED QUARTERS

(Dollars in Thousands, Except Per Share Data)

	Quarter Ended (Unaudited)
	2017				2016
	December 31,	September 30,	June 30,	March 31,	December 31,

Results of Operations:
Interest income	$8,087	$7,820	$7,683	$7,510	$7,721
Interest expense	804	685	626	591	588
Net interest income	7,283	7,135	7,057	6,919	7,133
Provision for loan losses	523	373	576	515	1,814
Net interest income after provision for loan losses	6,760	6,762	6,481	6,404	5,319
Non-interest income	1,333	1,236	930	1,167	1,165
Non-interest expense	7,359	7,190	6,863	7,037	6,826
Income (loss) before income taxes	734	808	548	534	(342)
Provision for (benefit from) income taxes	2,600	173	132	130	(237)
Net income (loss)	$(1,866)	$635	$416	$404	$(105)
Per Share Data:
Basic net income (loss) per share	$(0.30)	$0.10	$0.07	$0.07	$(0.02)
Diluted net income (loss) per share	$(0.29)	$0.10	$0.06	$0.06	$(0.02)
Dividends declared	$0.02	$0.02	$0.02	$0.02	$0.02

Period-End Balance Sheet:
Total assets	$625,581	$614,599	$616,218	$619,827	$606,892
Loans, net of allowance for loan losses	346,121	338,026	330,526	317,677	322,772
Allowance for loan losses	4,774	4,808	4,905	4,879	4,856
Investment securities, net	180,150	185,802	200,831	213,497	207,814
Total deposits	517,079	508,385	509,245	509,078	497,556
Short-term borrowings	15,594	10,635	10,692	10,750	10,119
Long-term debt	10,000	10,000	10,000	15,000	15,000
Total shareholders’ equity	76,208	78,854	78,373	77,297	76,241

Key Ratios:
Return on average assets (annualized)	(1.18%)	0.41%	0.27%	0.27%	(0.07%)
Return on average equity (annualized)	(9.38%)	3.21%	2.14%	2.12%	(0.53%)
Loans to deposits	66.9%	66.5%	64.9%	62.4%	64.9%
Allowance for loan losses as % of loans	1.36%	1.40%	1.46%	1.51%	1.48%
Nonperforming assets as % of total assets	0.96%	0.94%	1.01%	1.10%	1.20%

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Data)

	December 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and due from banks	$7,577	$7,018
Interest-bearing deposits in banks	19,547	16,512
Total cash and cash equivalents	27,124	23,530
Federal funds sold	15,000	—
Investment securities available-for-sale, at fair value	153,871	181,910
Investment securities held-to-maturity, at amortized cost	26,279	25,904
Federal Home Loan Bank stock, at cost	1,609	1,581
Loans, net of allowance for loan losses of $4,774 and $4,856, respectively	346,121	322,772
Premises and equipment, net	26,433	18,340
Cash surrender value of bank-owned life insurance	14,923	14,603
Accrued interest receivable	2,057	1,987
Other real estate owned	3,792	4,858
Other assets	8,372	11,407
Total assets	$625,581	$606,892

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$517,079	$497,556
Accrued interest expense	381	241
Other liabilities	6,319	7,735
Short-term borrowings	15,594	10,119
Long-term debt	10,000	15,000
Total liabilities	549,373	530,651

Shareholders’ equity:
Common stock, par value $0.01 per share, 10,000,000 shares authorized; 7,345,946 and 7,329,060 shares issued, respectively; 6,081,744 and 6,043,102 shares outstanding, respectively	73	73
Surplus	10,755	10,786
Accumulated other comprehensive income (loss), net of tax	(868)	(1,277)
Retained earnings	86,673	87,434
Less treasury stock: 1,264,202 and 1,285,958 shares at cost, respectively	(20,414)	(20,764)
Noncontrolling interest	(11)	(11)
Total shareholders’ equity	76,208	76,241

Total liabilities and shareholders’ equity	$625,581	$606,892

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Interest income:
Interest and fees on loans	$7,068	$6,745	$26,996	$25,937
Interest on investment securities	1,019	976	4,104	4,218
Total interest income	8,087	7,721	31,100	30,155

Interest expense:
Interest on deposits	694	526	2,407	2,094
Interest on borrowings	110	62	299	177
Total interest expense	804	588	2,706	2,271

Net interest income	7,283	7,133	28,394	27,884

Provision for loan losses	523	1,814	1,987	3,197

Net interest income after provision for loan losses	6,760	5,319	26,407	24,687

Non-interest income:
Service and other charges on deposit accounts	474	467	1,880	1,773
Credit insurance income	256	111	715	681
Net gain on sales and prepayments of investment securities	1	2	229	659
Other income, net	602	585	1,842	2,088
Total non-interest income	1,333	1,165	4,666	5,201

Non-interest expense:
Salaries and employee benefits	4,326	3,929	17,374	16,663
Net occupancy and equipment	888	769	3,164	3,150
Other real estate/foreclosure expense, net	77	349	538	719
Other expense	2,068	1,779	7,373	7,963
Total non-interest expense	7,359	6,826	28,449	28,495

Income (loss) before income taxes	734	(342)	2,624	1,393
Provision (benefit from) for income taxes	2,600	(237)	3,035	169
Net income (loss)	$(1,866)	$(105)	$(411)	$1,224
Basic net income (loss) per share	$(0.30)	$(0.02)	$(0.07)	$0.20
Diluted net income (loss) per share	$(0.29)	$(0.02)	$(0.06)	$0.19
Dividends per share	$0.02	$0.02	$0.08	$0.08

Key Ratios:
Return on average assets	(1.18%)	(0.07%)	(0.07%)	0.21%
Return on average equity	(9.38%)	(0.53%)	(0.52%)	1.56%

First US Bancshares, Inc. Reports Fourth Quarter and Year-End Results

January 30, 2018

APPENDIX

FIRST US BANCSHARES, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME AND SELECTED FINANCIAL DATA (1)

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
As reported:
Income (loss) before income taxes	$734	$(342)	$2,624	$1,393
Provision (benefit from) for income taxes	2,600	(237)	3,035	169
Net income (loss)	$(1,866)	$(105)	$(411)	$1,224

Impact of Tax Reform:
Provision (benefit from) for income taxes	(2,471)	‒	(2,471)	‒
Adjusted Net income (loss)	$605	$(105)	$2,060	$1,224

Per Share Data:
Reported Basic net income (loss) per share	$(0.30)	$(0.02)	$(0.07)	$0.20
Impact of Tax Reform	(0.40)	‒	(0.40)	‒
Adjusted Basic net income (loss) per share	$0.10	$(0.02)	$0.33	$0.20

Reported Diluted net income (loss) per share	$(0.29)	$(0.02)	$(0.06)	$0.19
Impact of Tax Reform	(0.38)	‒	(0.38)	‒
Adjusted Diluted net income (loss) per share	$0.09	$(0.02)	$0.32	$0.19

Key Ratios:
Reported Return on average assets (annualized)	(1.18%)	(0.07%)	(0.07%)	0.21%
Impact of Tax Reform	(1.56%)	‒	(0.40%)	‒
Adjusted Return on average assets (annualized)	0.38%	(0.07%)	0.33%	0.21%

Reported Return on average equity (annualized)	(9.38%)	(0.53%)	(0.52%)	1.56%
Impact of Tax Reform	(12.42%)	‒	(3.15%)	‒
Adjusted Return on average equity (annualized)	3.04%	(0.53%)	2.63%	1.56%

(1) For the three and twelve months ended December 31, 2017, the Company recorded a one-time, non-cash charge of $2.5 million that resulted from the adjustment of the Company’s deferred tax assets upon the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Reform”). The adjusted net income and related per share data and key ratios presented herein exclude the impact of Tax Reform on the Company’s results for the three and twelve months ended December 31, 2017 and are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that this non-GAAP presentation is useful in demonstrating the one-time impact of the deferred tax asset adjustment on the Company’s results for the periods presented, but cautions readers that non-GAAP measures should not be viewed as a substitute for results determined in accordance with GAAP.